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                                                                    Exhibit 99.1


                              FOR IMMEDIATE RELEASE

                        Aquis Communications Group, Inc.
        Announces Deregistration with Securities and Exchange Commission

Parsippany, New Jersey, September 7, 2004 -- Aquis Communications Group, Inc. ("Aquis" or the "Company") (AQIS.OB) today announced that it intends to file a Form 15 with the Securities and Exchange Commission (the "SEC") on or before October 29, 2004. The Form 15 is being filed with the SEC in order to terminate the Company's common stock registration under the Securities and Exchange Act of 1934 (the "1934 Act"). Since the OTC Bulletin Board requires quoted companies to be reporting companies under the 1934 Act, as a result of our termination of registration Aquis common stock will no longer be quoted on the OTC Bulletin Board. However, the market for Aquis common stock will continue to be made and price quotations will continue to be available on the Pink Sheets. The obligation of Aquis to file periodic reports with the SEC, including reports on Forms 10-K, 10-Q and 8-K will cease upon filing of the Form 15. Once the Form 15 is effective, which is expected to be within 90 days of filing, the obligation of the Company to file proxy statements with the SEC will also cease.

According to Brian Bobeck, Chief Executive Officer of the Company, "Aquis Communications is taking this action in order to reduce operating expenses. The continuing increased costs and administrative burdens of being a reporting company, including the new obligations imposed by the Sarbanes-Oxley Act of 2002, outweigh the benefits of continued trading on the OTC Bulletin Board. This is due, in part, to the low level of trading activity in Aquis common stock and the continued quotation of the Aquis common stock on the Pink Sheets. Therefore, the board of directors has concluded that continued registration with the SEC is no longer cost effective." Mr. Bobeck noted, "This action will in no way change the way Aquis conducts its business, and we will endeavor to provide certain information to stockholders on a periodic basis."

About Aquis Communications

Headquartered in Parsippany, New Jersey, Aquis Wireless Communications, Inc. is a subsidiary of Aquis Communications Group, Inc. Aquis is a leading provider of one-way and two-way interactive messaging services. Aquis also provides data circuits, frame relay and Internet connectivity services, telecommunications consulting, and LED displays. Aquis' enhanced services offerings are one of the most comprehensive in the industry and include fleet messaging, Internet and e-mail messaging, voicemail, data-mail and various other services to increase productivity and efficiencies. The Company's client list consists of Fortune 500 companies and government agencies, as well as small to mid-sized companies and organizations representing the manufacturing, healthcare, government, public safety, emergency and educational industries based throughout the Northeast and Mid-Atlantic regions. Additional Aquis offices are located in Freehold, New Jersey, and McLean, Virginia.

For more information on Aquis please visit: http://www.aquiscommunications.com.


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Certain statements made in the press release may constitute forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward- looking statements. These statements involve risks and uncertainties, including without limitation, risks and uncertainties regarding the Company's substantial leverage, capital constraints, significant shareholder, liquidity and competition. These risks and uncertainties are in addition to other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission.